                                                                    EXHIBIT 10.2

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE


     This Settlement Agreement and Mutual Release ("Agreement") is entered into as of this 26th day of February, 1997 by and between VIRTUAL GAMING TECHNOLOGIES, INC., a Delaware corporation ("VGTB"), EMERALD RIVIERA LIMITED, an Irish corporation ("ERL"), DANIEL B. NAJOR, an individual ("Najor"), and JOSEPH
R. PARAVIA, an individual ("Paravia"), on the one hand, and CASINOWORLD HOLDINGS, LTD., a Delaware corporation ("CWH"), and KENDELL R. LANG, an individual ("Lang"), on the other hand. VGTB, ERL, Najor and Paravia are sometimes collectively referred to herein as the "VGTB Parties." CWH and Lang are sometimes collectively referred to herein as the "CWH Parties."

                                R E C I T A L S
                                - - - - - - - -

          A. ERL and CWH have entered into that certain Amended and Restated Nonexclusive License Agreement dated July 24, 1996 ("License Agreement") and that certain Amended and Restated Operating, Revenue Sharing and Management Services Agreement dated as of July 24, 1996 ("Management Services Agreement").

          B. Pursuant to the terms of the License Agreement, VGTB has issued to CWH 385,000 shares of VGTB's $.00001 par value common stock (the "License Fee Shares").

          C. Certain disputes and differences have arisen by and between the VGTB Parties, on the one hand, and the CWH Parties, on the other hand, concerning, inter alia, the License Agreement and Management Services Agreement.

          D. The parties now desire and intend by this Agreement - solely to buy their peace and avoid litigation costs and without in any way admitting or acknowledging any liability or potential liability or the validity of any claims asserted by any party - to resolve the disputes and differences, to discharge each other from any and all liability with reference thereto and to terminate all agreements or claims between them that exist as of the date hereof.

     It is agreed as follows:

     1.   Incorporation of Recitals.  The parties hereby acknowledge the above
          -------------------------
recitals and hereby agree to incorporate those recitals by this reference into the terms of the Agreement.

     2.   Termination of Agreements.
          -------------------------

          A. Except as specifically stated otherwise herein, the VGTB Parties and the CWH Parties hereby mutually agree to the termination of, and hereby mutually terminate the License Agreement and the Management Services Agreement, including the termination and nonsurvival of all representations, warranties and covenants thereunder; and

          B. All of the parties further agree to the termination of all other agreements, understandings or arrangements between the VGTB Parties, or any one of them, on the one hand, and the CWH Parties, or any one of them, on the other hand, including all such agreements regarding noncompetition, disclosure or use of trade secrets or confidential information.

     3.   Release.
          -------

          A. Each of the VGTB Parties and their Privies do hereby release, acquit and forever discharge each of the CWH Parties and their Privies from any and all claims, demands, actions, causes of action, damages, costs, or other claims whatsoever in law or equity, which any of the VGTB Parties or their Privies may have against any of the CWH Parties or their Privies pertaining to, relating to, connected with, or arising out of any matter or thing whatsoever whether or not relating to or arising out of the License Agreement or Management Services Agreement. In so doing, each of the VGTB Parties and their Privies releases, relinquishes, remises, waives forever, discharges, absolves, and quits each of the CWH Parties and their Privies from each, every and all things, including by way of example, but not limitation, each, every and all manner of actions, causes of action, liabilities, debts, sums of money, controversies, indebtedness, breaches of contract, breaches of duty or any relationships, acts, omissions, promises, agreements, representations, damages and any demand of any type, nature, kind or description, whether in law or in equity, or otherwise, by reason of any matters, causes or things, whatsoever, whether known or unknown, suspected or unsuspected, heretofore or now existing which could, might or may be claimed to exist from the beginning of time unto the date of these presents.

          B. Each of the CWH Parties and their Privies do hereby release, acquit and forever discharge each of the VGTB Parties and their Privies from any and all claims, demands, actions, causes of action, damages, costs, or other claims whatsoever in law or equity, which any of the CWH Parties or their Privies may have against any of the VGTB Parties or their Privies pertaining to, relating to, connected with, or arising out of any matter or thing whatsoever whether or not relating to or arising out of the License Agreement or Management Services Agreement. In so doing, each of the CWH Parties and their Privies releases, relinquishes, remises, waives forever, discharges, absolves, and quits each of the VGTB Parties and their Privies from each, every and all things, including by way of example, but not limitation, each, every and all manner of actions, causes of action, liabilities, debts, sums of money, controversies, indebtedness, breaches of contract, breaches of duty or any relationships, acts, omissions, promises, agreements, representations, damages and any demand of any type, nature, kind or description, whether in law or in equity, or otherwise, by reason of any matters, causes or things, whatsoever, whether known or unknown, suspected or unsuspected, heretofore or now existing which could, might or may be claimed to exist from the beginning of time unto the date of these presents.

          C.  Privies.  As used in this Agreement, the term "Privies" refers to:
              -------
administrators, affiliates, agents, assigns, attorneys, consultants, directors, employees, executors, heirs, insurers, officers, predecessors, principals, representatives, reinsurers, servants, shareholders, subsidiaries, successors, sureties and trustees.

          D.  Limitation of Releases.  The releases herein are intended to be
              ----------------------
general, except that:

              (a) the release by the CWH Parties does not extend to or include Tom Jackson;

              (b) they do not operate to release any rights or obligations arising out of this Agreement.

          E.  Waiver of Code Provisions.  Each of the parties hereto does hereby
              -------------------------
acknowledge and agree that it is their intention that this Agreement shall be effective as a full and final accord and satisfaction and settlement of and as a bar to each and every claim, demand, debt, account, reckoning, liability, obligation, cost, expense, lien, action and cause of action, heretofore referred to and released, which any of the parties had, or has had against the other. In connection with such waiver and relinquishment, each of the parties hereto acknowledges that they are aware that they or their attorney may hereafter discover facts different from or in addition to the facts which they or their attorney now know or believe to be true with respect to the subject matter of this Agreement, but that it is their intention to fully, finally, absolutely and forever settle any and all claims, disputes and differences which to now exist or heretofore have existed between the parties, and that in furtherance of such intention the mutual releases herein given shall be and remain in effect as full and complete general mutual releases notwithstanding the discovery of any such different or additional facts. Therefore, each of the parties hereto acknowledges that they have been informed by their respective attorneys and/or advisors of, and that they are familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the parties hereto does hereby abandon, release, waive and relinquish all rights and benefits which they may acquire under Section 1542 of the Civil Code of the State of California pertaining to the subject matter of this Agreement.

          F.   No Admission of Liability.  It is expressly understood,
               -------------------------
acknowledged and agreed to that by reason of entering into this Agreement, none of the parties admit, expressly or impliedly, any fact or liability of any type or nature with respect to any matter, whether or not referred to herein, and none of the parties have made any such admission and this Agreement is entered into solely by way of compromise and settlement only.

          G.   Ownership of Claims.  The parties represent and warrant that
               -------------------
there has been no assignment or other transfer of any interest in any claim which they might have and therefore each of the undersigned agree to defend, indemnify and hold the other harmless from any liabilities, claims, demands, damages, costs, expenses and attorneys' fees incurred, as a result of any person asserting any such assignment or transfer of any rights or claims under such assignment or transfer.

          H.   Indemnity.  The VGTB Parties agree to defend, indemnify and hold
               ---------
the CWH Parties harmless from any liabilities, claims, demands, costs, expenses and attorneys' fees incurred in connection with any later assertion by the VGTB Parties or their Privies (except Tom Jackson, ASDAR Group, Nicholas Coscia, Executone Information Systems, Inc., Unistar Entertainment, Inc. or James Egide) of any right or claim which is the subject of the release contained in Section 3.A. The CWH Parties agree to defend, indemnify and hold the VGTB Parties harmless from any liabilities, claims, demands, costs, expenses and attorneys' fees incurred in connection with any later assertion by the CWH Parties or their Privies (except Tom Jackson, ASDAR Group, Executone Information Systems, Inc., Unistar Entertainment, Inc., James Egide or Nicholas Coscia) of any right or claim which is the subject of the release contained in Section 3.B.

     4.   Consideration.
          -------------

          A.   By the CWH Parties.  In consideration of the releases provided by
               ------------------
the VGTB Parties herein:

               (i) CWH agrees to return to VGTB for cancellation, and for no additional consideration, all of the License Fee Shares. Concurrent with the execution of this Agreement, CWH shall deliver to VGTB certificates representing the License Fee Shares along with appropriately prepared stock powers, which shall be acceptable to VGTB in its sole discretion, for purposes of returning the License Fee Shares to VGTB for cancellation. CWH and Lang hereby represent and warrant, jointly and severally, that CWH and Grabin Corporation are the sole beneficial owners of the License Fee Shares, and have good and valid title to such securities, and CWH and Grabin Corporation will transfer to VGTB good and marketable title to the License Fee Shares free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restriction under applicable federal or state securities laws.

               (ii) CWH hereby releases Monacall S.A.M. L'Universe Telematique ("Monacall"), Virtual Casinos Gaming and Wagering Corporation, Ltd. ("VCG Ireland") and their affiliates of any covenants of exclusivity or other restrictions that would have the purpose of or effect of inhibiting or preventing Monacall or VCG Ireland from participating with the VGTB Parties in the establishment or operation of an internet gaming service in the world. CWH shall provide written notice of the release in this subpart (ii) to Monacall and VCG Ireland in a manner that is positive and without prejudice to the VGTB Parties' ability to pursue a strategic relationship with either Monacall or VCG Ireland independent of CWH.

               (iii) The CWH Parties hereby agree not to solicit the services of any persons who are as of the date of this Agreement or who within two years of the date of this Agreement become employees, subcontractors, vendors, representatives or marketing agents of the VGTB Parties, for a period of two years. The CWH Parties acknowledge that the VGTB Parties' actual damages in the event of a default by any of the CWH Parties under this subsection would be extremely difficult or impracticable to determine. Therefore, the parties acknowledge that they have agreed, after negotiation, that their reasonable estimate of the VGTB Parties' damages in the event of a default by any of the CWH Parties under this subsection is three (3) times the average annual payments made by the VGTB Parties to the person solicited over the two years prior to the default.

               (iv) CWH shall return to the VGTB Parties all graphics and website material developed by CWH for ERI.

          B.   By the VGTB Parties.  In consideration of the releases provided
               -------------------
by the CWH Parties herein:

               (i) VGTB agrees to execute and perform its obligations under the Promissory Note annexed hereto as Exhibit A.

               (ii) The VGTB Parties hereby agree not to solicit the services of any persons who are as of the date of this Agreement or who within two years of the date of this Agreement become employees, subcontractors, vendors, representatives or marketing agents of the CWH Parties, for a period of two years. The VGTB Parties acknowledge that the CWH Parties' actual damages in the event of a default by any of the VGTB Parties under this subsection would be extremely difficult or impracticable to determine. Therefore, the parties acknowledge that they have agreed, after negotiation, that their reasonable estimate of the CWH Parties' damages in the event of a default by any of the VGTB Parties under this subsection is three (3) times the average annual payments made by the CWH Parties to the person solicited over the two years prior to the default.

               (iii) The VGTB Parties shall use their best efforts to facilitate and obtain a reinstatement of the Joint Venture Agreement between CWH and VCG Ireland and the related obligations of Monacall and Monacard International Ltd. or a renegotiation of that agreement on substantially similar terms.

               (iv)  Confidential Information.
                     ------------------------

                     (a) The VGTB Parties agree that for a period of two years following the date of this Agreement, the VGTB Parties will keep confidential and will not directly or indirectly divulge to anyone nor use or otherwise appropriate for their own benefit, or on behalf of any other person, firm, partnership or corporation by whom such parties might be employed or otherwise associated or affiliated with, any of The CWH Parties' Confidential Information. The term "CWH Parties' Confidential Information" shall mean:

                         (1) All information developed by, for or on behalf of
the CWH Parties, or any of them, and previously disclosed to any of the VGTB Parties concerning or relating to CWH marketing and business plans, client and customer lists, technology and/or product licensing strategy or other marketing information and strategies;

                         (2) The source codes for gaming opportunities and
related work product or work for hire (including, without limitation, programming code, graphic product, images, and text), developed by or on behalf of the CWH and previously disclosed to any of the VGTB Parties, including, without limitation, that developed by Random Games, Durand Communications Network, Stellcom Technologies, Inc. or other employees or contractors of any of the CWH Parties (collectively, the "Source Codes");

                     (b) The VGTB Parties agree to immediately return to the other all of the documents, computer printouts and disks, computer software, computer hardware, memoranda, notebooks, correspondence, files, lists and other records in any form and the like and all photocopies or other reproductions thereof that include or reflect the CWH Parties' Confidential Information.

                     (c) In the event that the VGTB Parties or a person controlled by any VGTB Party is using the Source Code, then the royalty payable under 4.B(i) shall be 33% instead of 10% during the period that such Source Codes are used, and shall continue to be payable at that rate for so long as any of the VGTB Parties or any person controlled by any of the VGTB Parties use the Source Codes.

                     (d) The VGTB Parties recognize the unique and irreplaceable nature of the CWH Parties' Confidential Information and agree that the unauthorized use or disclosure of the same shall cause irreparable injury not adequately compensable by money damages. Accordingly, upon any actual or threatened breach of this Section 4.B(iv), the aggrieved party or parties shall be entitled to a temporary restraining order, preliminary injunction, and permanent injunction enjoining the unauthorized use or disclosure of the confidential information or other breach of this Section 4.C. This provision shall not limit the right of the aggrieved party to seek money damages or other relief at law or equity.


     5.   Interpretation and Enforcement.
          ------------------------------

          A.   Effect of Headings.  The subject heading of the paragraphs and
               ------------------
subparagraphs of this agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          B.   Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties pertaining to the subject matter contained in this Agreement and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          C.   Counterparts.  This Agreement may be executed simultaneously in
               ------------
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          D.  Recovery of Litigation Expenses.  If any legal action is brought
              -------------------------------
for declaratory relief for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover their costs, including reasonable attorneys' fees, and other expenses incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

          E.   Agreement Understood.  The parties acknowledge that they and
               --------------------
those authorized to sign this Agreement are over the age of 18 and legally competent and authorized to execute this Agreement which is intended to be a legally binding contract dealing with the release and/or conveyance of certain valuable and important rights. Before signing this document, each of said parties has read the same from beginning to end and fully understands the Agreement from its beginning. Each party has had the opportunity to consult with counsel regarding this document and has received a copy of the same for their own records.

          F.   Further Documents.  Each party agrees it will execute or cause to
               -----------------
be executed such further and other documents as are needed to carry out the expressed intents and purposes of this Agreement. It is understood that should it develop that there are any mistakes in this Agreement which would cause the release and discharge of the parties to be defective or less than complete, or if it or any provision is declared unenforceable by a court or arbitrator for any reason, then the parties shall execute any and all other instruments and do any and all other things necessary to effectuate a full, final and complete release of claims or possible claims in connection with the matters set forth in this Agreement.

          G.   Modification.  This Agreement shall not be modified by either
               ------------
party by oral representation made before or after the execution of this Agreement. All modifications must be in writing and signed by the parties.

          H.   Disclosure.  None of the Parties shall make or cause to be made
               ----------
any announcement, public or private, through any media whatsoever concerning the contents of this Agreement.

          I.   Binding on Successors.  This Agreement and the covenants and
               ---------------------
conditions contained herein shall apply to, be binding upon, and inure to the administrators, executors, legal representatives, assignees, successors, agents and assigns of the parties hereto.

          J.   Construction.  This Agreement shall not be construed against the
               ------------
party preparing it, but shall be construed as if all parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against a party. This Agreement is to be interpreted, enforced and governed by and under the laws of the State of California.

          K.   Advise of Own Counsel.  Each of the VGTB Parties acknowledge that
               ---------------------
Daniel K. Donahue, of Bruck & Perry, a Professional Corporation, has acted as counsel to the VGTB Parties in connection with the negotiation and execution of this Agreement. The

CWH Parties represent and acknowledge that they have been represented by Craig Celnicker of Baker & McKenzie, in connection with the negotiation and execution of this Agreement and each party represents that they have read and have had this Agreement explained to them by their own counsel.

          L.   Governing Law.  This agreement will be deemed to have been made
               -------------
under, and will, in all respects, be interpreted , enforced and governed by and under the laws of the State of California without giving effect to that State's conflicts of laws principles.

          M.   Arbitration.  The parties agree that all disputes, controversies
               -----------
or claims arising out of, relating to or in connection with this Agreement, including the formation, breach, default, termination or invalidity thereof ("Disputes") shall first be submitted to mediation under the then current CPR Model Mediation Procedure for Business Disputes. If within 60 days after such mediation has been initiated, the Dispute has not been resolved to the satisfaction of both parties, such Dispute will be finally settled under the Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator appointed by the American Arbitration Association in accordance with its rules. The proceedings will be conducted in San Diego, California in the English language. The arbitrator will have the power to award costs and attorneys' fees and will award attorneys' fees to the prevailing party in any arbitration. The parties waive obligation to venue and submit to the jurisdiction of the United States District Court for the Southern District of California, for the resolution of any dispute arising out of or relating to this agreement to arbitrate or the enforcement thereof, or, in the event that such court does not have subject matter jurisdiction of any such dispute, the parties waive objection to venue and submit to the jurisdiction of the Superior Court of the State of California, County of San Diego. Prior to the selection of the arbitral panel, nothing in this agreement to arbitrate will prevent the parties from applying to a court that would otherwise have jurisdiction for provisional or interim measures. After the arbitral panel is selected, it will have sole jurisdiction to hear such applications, except that the parties agree that any measure ordered by the arbitrator may be immediately and specifically enforced by a court otherwise having jurisdiction over the parties. Each party hereto hereby agrees that the arbitration procedure provided herein will be the sole and exclusive method of resolving any of the aforesaid Disputes.

          N.   Fees and Expenses.  Each party shall bear all of its own costs,
               -----------------
expenses and attorneys' fees in connection with the matter released and the entering into this Agreement.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


                     [Agreement continues on the next page]

     IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Mutual Release on the date first above written.

                              "VGTB Parties"

                              VIRTUAL GAMING TECHNOLOGIES, INC.,
                              a Delaware corporation


                              By: /s/ Daniel B. Najor
                                 -----------------------------------------------
                                 Daniel B. Najor, Chief Executive Officer


                                /s/ Daniel B. Najor
                              --------------------------------------------------
                              Daniel B. Najor, an individual


                                /s/ Joseph R. Paravia
                              --------------------------------------------------
                              Joseph R. Paravia, an individual


                              "CWH Parties"

                              CASINOWORLD HOLDINGS, LTD.,
                              a Delaware corporation


                              By: /s/ Kendell Lang
                                 -----------------------------------------------
                                 Kendell Lang, Chief Executive Officer


                                /s/ Kendell Lang
                              --------------------------------------------------
                              Kendell Lang, an individual

                            PROMISSORY NOTE                            EXHIBIT A


$150,000                                                     DEL MAR, CALIFORNIA
One Hundred Fifty Thousand and no/100 Dollars                     March 10, 1997

For value received, the undersigned (the "Maker") hereby promises to pay to CasinoWorld Holdings, Ltd., or order (the "Holder"), at Del Mar, California, or such other place as Holder may designate, the sum of One Hundred Fifty Thousand Dollars ($150,000). This Promissory Note shall bear interest on the unpaid principal balance from time to time outstanding, computed on the basis of a three hundred sixty (360) day year, actual days elapsed, at a rate (the "Interest Rate") equal to Ten Percent (10%) per annum. Principal and interest due under this Note shall be paid by the Maker in quarterly payments equal to 10% of its Net Win from gaming revenue (defined as gross revenue received by the Maker or any affiliate of the Maker or any other persona controlled by the Maker or its affiliate from any Internet gaming activity, less payouts to customers).

Payments shall commence (the "Repayment Start Date") on the last day of the first calendar quarter in which the Maker or any affiliate of the Maker or any other person controlled by the Maker or its affiliate commences commercial Internet gaming operations; provided, however, that in no event shall the Repayment Start Date be later than September 30, 1997. Payments shall continue on the last day of each successive quarter for a total of eight quarters. Payments hereunder shall be applied first to accrued and unpaid interest and then to the outstanding principal balance. All remaining principal and interest accrued under this Note, if any, shall be due and payable in a lump sum two years from the Repayment Start Date.

Upon the happening of any of the following events, Holder may, at its option declare immediately due and payable the entire unpaid balance, without allowance for principal reduction, of this Note, plus any other amounts payable at the time of such declaration pursuant to this Note. Such events are the following:
(1) the failure to make any payment as it falls due under this Note if such payment is not made within five days of Maker's receipt of written notice of non-payment from Holder; (2) the Maker admits in writing its inability to pay debts as they become due, makes a general assignment for the benefit of creditors, transfers all or substantially all of its assets, or files a petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or (3) an involuntary petition is filed against the Maker under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors, unless such petition is dismissed or vacated within sixty (60) days of the date thereof.

The acceptance by the Holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to accelerate at that time or any subsequent time or nullify any prior acceleration without the express written consent of the Holder except as and to the extent otherwise provided by law.

The Maker of this Note waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note.

If Holder should institute collection efforts of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon default of the Maker, Maker shall be liable to pay Holder immediately and without demand all reasonable costs and expenses of collection incurred by the Holder, including without limitation reasonable attorneys' fees, whether or not suit or other action or proceeding be instituted and specifically including, but not limited to, collection efforts that may be made through any bankruptcy court.

Notwithstanding anything to the contrary contained in this Note, total liability for payments hereunder in the nature of interest, additional interest, and other charges will not exceed the limits imposed by applicable interest rate limitation laws. All agreements between Maker and Holder, whether now existing or hereafter arising and whether written or oral, are limited so that in no event, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid, or agreed to be paid to Holder exceed interest computed at the highest lawful rate of interest applicable to this Note (the "Maximum Rate"). If from any circumstances whatsoever, interest would otherwise be payable to Holder hereof in excess of interest computed at the Maximum Rate, the interest payable to Holder shall be reduced to interested computed at the Maximum Rate, and, if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law in excess of interest computed at the Maximum Rate, an amount equal to any excessive shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest for such full period shall not exceed interest computed at the Maximum Rate.

Any notices required to be given hereunder shall be deemed delivered five (5) days after such notice in writing is placed in the United States Mail, postage prepaid.

The provisions of this Note are intended to be severable and divisible and the validity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof.

This Note shall be governed by and construed and interpreted in accordance with the internal laws of the State of California.

Dated:    March 10, 1997
          Del Mar, California

                                    Virtual Gaming Technologies, Inc. ("VGTB")

                                    By: /s/ Daniel B. Najor
                                       ----------------------------------------
                                       Daniel B. Najor, Chief Executive Officer

                                      A-2